Dobson Communications Corporation Announces Tender Offer and Consent
Solicitation by American Cellular Corporation
OKLAHOMA CITY, Feb. 15 — Dobson Communications Corporation (Nasdaq: DCEL) announced today that its wholly owned subsidiary American Cellular Corporation (“American Cellular”) has commenced a cash tender offer for any and all of American Cellular’s $900 million aggregate principal amount of 10% Senior Notes due 2011 (CUSIP No. 025058AG3) (the “Notes”) and a consent solicitation to amend the terms of the Notes and related indenture. The terms and conditions are set forth in the Offer to Purchase and Consent Solicitation Statement dated February 15, 2007 (the “Statement”).
The tender offer is part of a refinancing of the Notes, American Cellular’s $18.1 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2009, which American Cellular expects to call for redemption, and American Cellular’s existing senior secured credit facility (the “Refinancing”). American Cellular expects to finance the Refinancing through a new private offering of $425 million of senior notes and a new senior secured credit facility of up to $850 million.
The purpose of the consent solicitation is to amend the terms of the Notes and the related indenture to remove substantially all of the restrictive covenants contained therein. If the tender offer is completed and the Notes validly tendered and accepted for payment pursuant to the tender offer are less than all of the currently outstanding Notes, American Cellular may leave the non-tendered Notes outstanding until maturity, redeem such Notes on or after August 1, 2007, which is the first date they become redeemable (the “Earliest Redemption Date”), repurchase such Notes pursuant to open market or privately negotiated repurchases or exchanges, or defease or otherwise discharge such Notes.
The solicitation of consents will expire at 5:00 p.m., New York City time, on March 1, 2007, unless extended (the “Consent Time”). The tender offer will expire at 12:00 midnight, New York City time, on March 15, 2007, unless extended (the “Expiration Time”).
The consideration for each $1,000 principal amount of Notes tendered and accepted for payment pursuant to the tender offer shall be (1) a price, calculated in accordance with standard market practice, intended to result in a yield to the Earliest Redemption Date, equal to the sum of (i) the yield to maturity of the 3.875% U.S. Treasury Note due July 31, 2007 United States Treasury Security (the “Reference Security”), as calculated by the Dealer Manager and Solicitation Agent, in accordance with standard market practice based on the bid-side price for such Reference Security, as of 2:00 p.m., New York City time, on the tenth business day preceding the Expiration Time, as reported on the Bloomberg Bond Trader Page BBT3 (the “Quotation Report”) or any recognized quotation source selected by the Dealer Manager and Solicitation Agent in its sole discretion if the Quotation Report is not available or is manifestly erroneous, plus (ii) a fixed spread of 0.50%, minus (2) an amount equal to a consent payment of $30.00 per $1,000 principal amount of Notes, plus (3) accrued interest payable to, but excluding, the applicable settlement date. In addition, the consent payment of $30.00 per $1,000 principal amount of Notes will be paid with respect to Notes for which consents have been delivered prior to the Consent Time and the Notes to which such consents relate are accepted for payment pursuant to the terms of the tender offer.

The tender offer is subject to the satisfaction of certain conditions, including the condition that at least 75% of the aggregate principal amount of the outstanding Notes are tendered and the condition that American Cellular shall consummate the Refinancing. Any or all of the conditions, other than the condition that holders of at least 75% of the aggregate principal amount of the outstanding Notes consent to the proposed indenture amendments, may be waived by American Cellular in its sole discretion. Further details concerning the tender offer and consent solicitation are set forth in the Statement.
The Company has engaged Morgan Stanley & Co. Incorporated as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Persons with questions regarding the tender offer or the consent solicitation should be directed to Morgan Stanley toll-free at (800) 624-1808 or collect at (212) 761-5384 (attention: Tate Forrester). Requests for documents should be directed to Bondholder Communications Group, the Information and Tender Agent for the tender offer and consent solicitation, at (212) 809-2663, attention: Denise Conway, and available at http://www.bondcom.com/acc.
This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer and consent solicitation are being made solely by the Statement. Any securities to be offered in the proposed Refinancing will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Dobson Communications is a leading provider of wireless phone services to rural markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 17 states. For additional information on the Company and its operations, please visit its Web site at http://www.dobson.net.
This press release contains “forward-looking statements’’ that are subject to risks and uncertainties. These include, but are not limited to, statements regarding American Cellular’s and the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. A more extensive discussion of the risk factors that could impact these areas and American Cellular’s and the Company’s overall business and financial performance can be found in such companies’ reports and other filings filed with the Securities and Exchange Commission, including such companies’ Annual Report on Form 10-K. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.